As filed with the Securities and Exchange Commission on August 6, 2018

Registration No. 333-193431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact name of registrant as specified in its charter)

Missouri	12555 Manchester Road St. Louis, Missouri 63131-3729 (314) 515-2000	43-1450818
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

2014 Employee Limited Partnership Interest Purchase Plan of

The Jones Financial Companies, L.L.L.P.

(Full title of the plan)

Chris Lewis, Esq.

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, Missouri 63131-3729

(314) 515-2000

(Name, address and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

Thomas A. Litz, Esq.

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

Telephone: (314) 552-6000

Facsimile: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PURPOSE OF AMENDMENT

The registrant previously registered, pursuant to the Registration Statement on Form S-8 (Commission File No. 333-193431, the “Registration Statement”), an offering of up to $350,000,000 of limited partnership interests (the “Interests”). The offering of the Interests had been approved for issuance pursuant to the 2014 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P. The Interests were offered to employees of the registrant and employees of the registrant’s subsidiaries. The offering has been terminated and, pursuant to the registrant’s undertaking under Item 512(a)(3) of Regulation S-K, by filing this Post-Effective Amendment No. 1, the registrant hereby terminates the Registration Statement and deregisters all such Interests that remained unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Peres, State of Missouri, on August 6, 2018.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

By:	/s/ James D. Weddle
James D. Weddle
Managing Partner

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James D. Weddle James D. Weddle	Managing Partner (Principal Executive Officer)	August 6, 2018

/s/ Kevin D. Bastien Kevin D. Bastien	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2018